Exhibit 21

First Bancorp and Subsidiaries

List of Subsidiaries of Registrant

Name of Subsidiary and Name under Which Subsidiary Transacts Business	State of Incorporation	Address of Subsidiary	I.R.S. Employer Identification Number
First Bank (1)	North Carolina	300 SW Broad Street Southern Pines, North Carolina 28387	56-0132230
First Bancorp Capital Trust II	Delaware	300 SW Broad Street Southern Pines, North Carolina 28387	83-6059905
First Bancorp Capital Trust III	Delaware	300 SW Broad Street Southern Pines, North Carolina 28387	83-6059906
First Bancorp Capital Trust IV	Delaware	300 SW Broad Street Southern Pines, North Carolina 28387	65-6465193
Carolina Capital Trust	Delaware	300 SW Broad Street Southern Pines, North Carolina 28387

(1) First Bank has three wholly owned subsidiaries –

First Bank Insurance Services, Inc. a North Carolina corporation, located at 300 SW Broad Street, Southern Pines, North Carolina 28387 (I.R.S. Employer Identification Number 56-1659931).

First Troy SPE, LLC, a North Carolina corporation located at 300 SW Broad Street, Southern Pines, North Carolina 28387 (I.R.S. Employer Identification Number 56-0132230).

SBA Complete, Inc., a California corporation located at 550 Continental Blvd., Suite 120, El Segundo, CA 90245 (I.R.S. Employer Identification Number 45-2516664).